SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. _)

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Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           CIRCUIT RESEARCH LABS, INC.
               ---------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                    [Circuit Research Labs, Inc. letterhead]

Circuit Research Labs, Inc.
Fax 1(602)438-8227  Tel 1(602)438-0888
2522 W. Geneva Dr. Tempe, AZ 85282
================================================================================
                                                      Mailed to Shareholders on
                                                         or about May 25, 2001


                           CIRCUIT RESEARCH LABS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  June 19, 2001

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CIRCUIT RESEARCH LABS, INC., an Arizona corporation, will be held on June 19, 2001 at 2:00 o'clock p.m., local time, at the offices of Circuit Research Labs, Inc., 2522 West Geneva Drive, Tempe, Arizona 85282 for the following purposes:

     1. To elect five (5) members to the board of directors, each to serve for the coming year and until their successors are elected; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 30, 2001 are entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting in person. However, only those shares which are represented at the meeting personally by the holder or by proxy may vote. To assure your representation at the meeting, please mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. You may attend the meeting, revoke your proxy and vote in person even if you have returned a proxy.

                                                    Sincerely,

                                                    /s/ Gary D. Clarkson
                                                    Gary D. Clarkson
                                                    Secretary
Tempe, Arizona
May 25, 2001

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

                           CIRCUIT RESEARCH LABS, INC.
                             2522 WEST GENEVA DRIVE
                              TEMPE, ARIZONA 85282


                                 PROXY STATEMENT

The enclosed Proxy is solicited on behalf of the Board of Directors of CIRCUIT RESEARCH LABS, INC. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 19, 2001, at 2:00 p.m., local time, or at any adjournment or postponement thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the offices of Circuit Research Labs, Inc., 2522 West Geneva Drive, Tempe, Arizona 85282. The Company will bear the cost of this solicitation.

Shareholders may revoke any proxy given pursuant to this solicitation by: (a) delivering a written notice of revocation to Gary D. Clarkson, Secretary, Circuit Research Labs, Inc., 2522 West Geneva Drive, Tempe, Arizona 85282; or
(b) a duly executed proxy bearing a later date; or (c) attending the meeting and voting in person.

Outstanding Shares and Voting Rights

As of the close of business on April 30, 2001, the Company had outstanding 2,296,022 shares of common stock. Only holders of record of Common Stock at the close of business on April 30, 2001 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

In determining whether a quorum exists at the meeting, all shares represented in person or proxy will be counted. Presence of holders of a majority of the outstanding stock shall constitute a quorum. Votes will be tabulated by inspectors. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Cumulative Voting Rights

Each shareholder present either in person or by proxy at the Annual Meeting will have cumulative voting rights with respect to the election of directors; that is the shareholder will have an aggregate number of votes in the election of directors equal to the number of directors to be elected multiplied by the number of shares of Common Stock of the Company held by such shareholder on the record date. The resulting aggregate number of votes may be cast by the shareholder for the election of any single nominee, or the shareholder may distribute such votes among any number of all the nominees. The five nominees receiving the highest number of votes will be elected to the Board of Directors. The cumulative voting rights may be exercised in person or by proxy and there are no conditions precedent to the exercise of such rights.

                   PROPOSALS OF SECURITY HOLDERS INTENDING TO
                      BE PRESENT AT THE NEXT ANNUAL MEETING

Shareholders of the Company who intend to present proposals at the Company's 2002 Annual Meeting of Shareholders must send such proposals to the Company no later than December 20, 2001 in order to be included in the proxy statement and form of proxy relating to the meeting.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                                    Nominees

A board of five directors is to be elected at the meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company's nominees named below, each of whom is a current director of the Company. If any of the Company's nominees is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

Names of the nominees of the Company, together with certain information about them is set forth below.
                                        Director
Name                          Age       Since     Position in the Company

Charles Jayson Brentlinger    46        1999      Chief Executive Officer,
                                                  President and Chairman
Gary D. Clarkson              48        1978      Secretary, Treasurer,
                                                  Vice President and
                                                  General Manager
Carl E. Matthusen             57        1988      Director
Robert A. Orban               55        2000      Director and Chief Engineer
Phillip T. Zeni               59        2000      Director


Charles Jayson Brentlinger has served as President and CEO of the Company since June 1999 and Chairman of the Board since October 1999. He was formally the President and owner of Rainbow Broadcasting Inc. and Brentlinger Broadcasting, Inc. In May 2000, Mr. Brentlinger sold all of his broadcast ownership interests to his family. Rainbow Broadcasting is the owner of radio station KAJM and KAZL of Scottsdale / Phoenix, Arizona. Brentlinger Broadcasting, Inc. was the owner of KBZR Radio in Arizona City, Arizona. In September 1999, Brentlinger Broadcasting Inc. sold KBZR to Big City Broadcasting. and in 1996 Mr. Brentlinger sold radio station KPTY in Gilbert Arizona, to New Planet Radio.

Mr. Brentlinger has over 27 years of experience in the radio industry. He has worked as a broadcast consultant for many large broadcast groups across the United States and almost every radio station in the Phoenix area. He formed his own broadcast engineering firm in 1986. Some of his many clients have included, Scripps Howard Broadcasting, Adams Radio Communications Corporation, Adams Satellite/ABC, Transtar Radio Network, Pulitzer Broadcasting Phoenix, Duchossois Communications Corporation, Sundance Communications Corporation, Arizona Radio and Television Corporation, Cook Inlet Corporation, First Media Corporation, Duffey II Corporation and TransCOM/Transcolumbia Corporation.

Mr. Brentlinger attended DeVry Institute of Technology and the University of Arkansas at Little Rock. He is a member of Society of Broadcast Engineers and National Association of Broadcasters. He holds a FCC General Radiotelephone license, valid for life.

Gary D. Clarkson has been a director of the Company since its incorporation in 1978 and was elected to the position of Secretary in October 1999. He was elected to the positions of Treasurer, Vice President and General Manager in August 2000. He began his broadcasting career by serving in assistant and chief engineering positions at several Phoenix area radio stations from 1971 until 1978. He co-founded the Company with the late Mr. Ronald R. Jones in 1974, and has devoted substantially all of his business efforts to the Company's business since that time. In January 1998, following the death of Mr. Jones, Mr. Clarkson was elected to the positions of Chief Executive Officer, President and Chairman, and served in those positions until June 1999. He has also been a design engineer for the Company from 1974 to 1998. He attended Phoenix College, Arizona State University and received an A.S.E.T. degree from DeVry Institute of Technology, Phoenix, Arizona in 1971.

Carl E. Matthusen has served as a director of the Company since February 1988. Mr. Matthusen began his career in the broadcast industry in 1963 serving in various capacities at seven radio stations in Arizona, Wisconsin, Minnesota and Virginia. Since 1978, he has been General Manager of KJZZ-FM, KBAQ-FM, and Sun Sounds Radio Reading Service operated by Rio Salado College. He has served on the Board of Directors of National Public Radio from 1990 to 1996, and was Chairman of the Board from 1992 to 1996. Since 1999, he has served as a member of the Board of the International Association of Audio Information Services.

Robert A. Orban has served as a director of the Company since May 2000. In 1975 he co-founded Orban Associates Inc. with his late business partner, Mr. John Delantoni. Since that time, Mr. Orban has served as the company's Chief Engineer where he concentrated on the theoretical support for and subjective tuning of the company's products. In 1975, he introduced the company's standard-setting OPTIMOD line of audio processors, including the OPTIMOD-FM processors that have become the most widely used FM processors in the world. He is a holder of 25 patents and is widely published. In 1993 he shared (with Dolby Labs) a Scientific and Technical Award from the Academy of Motion Picture Arts and Sciences, and in 1995 he received the Radio Engineering Achievement Award from the National Association of Broadcasters. He received a B.S.E.E. degree in 1967 from Princeton University and an M.S.E.E. degree in 1968 from Stanford University.

Phillip T. Zeni has served as a director of the Company since May 2000. His professional and business career spans more than three decades and includes ownership and senior management positions in consulting, publishing and broadcasting. He currently serves as President of magazine publisher Transcontinental Publishing, Inc., a publishing house specializing in international and regional magazines; as Executive Vice President of Palmieri USA, an importer of construction equipment; and Managing Director of PhysicianNet.com, a six-year-old web site that serves the medical community. He had earlier served as managing partner of a Dallas-based group of broadcasting stations and Director of Business Development for NBC Radio and

Westinghouse-Group W Broadcasting in Chicago. He was a vice president of Multimedia Communications, and general manager of two of the company's major broadcasting properties in the South. He has presented seminars for the National Association of Broadcasters and the Radio Advertising Bureau. He has been published internationally on the future of communications. Mr. Zeni holds a multi-disciplinary Bachelor's Degree in Work, Culture & Society from the University of Illinois. He has served as an adjunct professor at the University of Arkansas at Little Rock and at Millikin University in Decatur Illinois. He has been a guest lecturer at the University of Wisconsin, Michigan State University, the University of Illinois and Arkansas State University.

Mr. Zeni has been active in a wide range of charitable, civic and social organizations throughout his career. His time in public service included serving on the staff of Illinois Governor Richard Ogilvie, followed by two White House assignments during the Ford and Carter Administrations. Currently, he serves on the Board of Directors and is President of the University Club of Phoenix.

                            OTHER EXECUTIVE OFFICERS

Name                     Age            Position

James Seemiller          58             Chief Financial Officer and Vice
                                        President of Sales, Marketing and
                                        New Business Development
Greg J. Ogonowski        45             Vice President of New Product
                                        Development
William R. Devitt        56             Vice President of Manufacturing and
                                        Production

James Seemiller - Chief Financial Officer and Vice President of Sales, Marketing and New Business Development. He joined the Company in August 2000 as Vice President of Sales, Marketing and New Business Development. In November 2000, he was elected to the position of Chief Financial Officer. His business career spans more than 25 years and includes ownership and senior management positions. He currently owns ATB Broadcasting, Inc., a full service consulting firm to the radio broadcasting industry. He also owns Amerispec South Inc., a national franchise with operations throughout Arizona that specializes in home inspections. He previously owned two Florida radio stations, WQSA and WCAI, from 1982 to 1987. In 1986, he was employed by Adams Radio Group to serve as the Vice President of KOOL AM/FM in Phoenix. In 1990, he was promoted to the position of President of the Adams Radio Group and oversaw the operation of 19 radio stations with annual revenues in excess of $40 million for three years. He created radio's first nationally syndicated 24 hour format and received radio's highest achievement in 1992, the National Association of Broadcasters' Marconi Award. He received a BS degree in Business Administration and Finance from the University of Pittsburgh in 1969. He served as a college instructor at Chicago's Columbia College and International University in Indiana.

Greg J. Ogonowski - Vice President of New Product Development. He joined the Company in October 2000 as Vice President of New Product Development. Founder of Gregg Laboratories in 1975, a manufacturer of audio processing equipment, Mr. Ogonowski has considerable experience designing commercial broadcast audio processing systems. He served as technical director for KBIG/KLAC in Los Angeles from 1998 to October 2000 where he designed and installed a computer network and digital audio delivery system that resulted in KBIG/KLAC being one of the first radio stations to directly stream audio to the Internet with internal encoders and servers. He has been directly responsible for other technical facilities at many major market radio stations, including those in Los Angeles, Detroit, Dallas, and Seattle. Mr. Ogonowski founded Modulation Index in 1982 and has done studies on broadcast modulation measurement instrumentation and FM modulators, including studio-to-transmitter links and exciters. As a result of these studies, he has developed modifications for popular monitors, STL'S, and exciters to improve their dynamic transient accuracy and competitiveness. A technical paper was presented before the National Association of Broadcasters regarding these findings. He extensively researched the characteristics of consumer radio receivers, and co-authored a technical paper with Robert Orban, presented before the Society of Automotive Engineers and National Association of Broadcasters regarding the standardization of pre-emphasis in AM broadcast (AM-NRSC). Mr. Ogonowski has authored many other technical papers on various topics relating to the audio and broadcast industry.

William R. Devitt - has served as Vice President of Manufacturing and Production since January 12, 2001. He was employed by Orban, Inc. in 1991 as Technical Services Manager where he developed service and technical support operations, setup administration, technical staff policies and procedures. In 1996, his responsibilities were expanded to include product engineering for manufacturing of new and existing products. In February 2000, he was promoted to Director of Manufacturing. His duties were expanded to include administration of all manufacturing operations, design services, materials and production.

                          BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 2000. Every director attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which the director served except Mr. Matthusen who attended 57%.

The Board of Directors has an Executive Committee currently comprised of Messrs. Brentlinger and Clarkson. The Executive Committee is empowered to act on behalf of the full Board of Directors when it is inconvenient for the full Board to meet. The Executive Committee held no meetings during the year ended
December 31, 2000.

The Board of Directors has an Audit Committee which was comprised of Messrs. Matthusen and Constable until Mr. Constable's retirement in May 2000. On May 23, 2000, Mr. Zeni was elected to the Board of Directors and was elected to fill the vacancy on the Audit Committee. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee held no meetings during the year ended December 31, 2000. The Board of Directors adopted a written charter for the Audit Committee on May 23, 2000. The Audit Committee charter took effect on January 1, 2001. A copy of the charter is attached as Appendix A to this proxy statement.

The Company has no nominating committee. The entire board acts as the nominating committee.

The Company has no executive compensation committee. The entire board acts in that capacity. Messrs. Brentlinger, Clarkson and Orban do not vote on their own salary and other compensation.

The Board of Directors has a Stock Option Committee which was comprised of Mr. Clarkson during the year ended December 31, 2000. The Stock Option committee is empowered to issue stock options as outlined in the 1994 Stock Option Plan. The Stock Option Committee held no meetings during the year ended December 31, 2000.


                             AUDIT COMMITTEE REPORT

     The Audit Committee (the "Committee") has met and held discussions with the Company's management and independent auditors concerning the Company's financial statements for the year ended December 31, 2000 and related matters. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Our independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

     Based on the Committee's review of the audited consolidated financial statements and the various discussions with management and the independent auditors noted above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Date: April 9, 2001              Audit Committee Members
                                 Carl E. Matthusen, Chairman
                                 Phillip T. Zeni

                             EXECUTIVE COMPENSATION
                           Summary Compensation Table

                                                         Securities(1)
                                                         Underlying
Name and                                                  Options      Other
Principal Position         Year    Salary       Bonus     SARs (#)  Compensation

Charles Jayson Brentlinger
President, CEO and
Chairman of the Board      2000   $125,000         -0-
                           1999    $49,846(2)  $2,884(3)  1,342,500(4)     -0-
Gary D. Clarkson(5)
Secretary, Treasurer,
VP and General Manager     2000    $66,456     $3,706(3)         -0-       -0-
                           1999    $98,406       $128(3)         -0-       -0-
                           1998    $69,982         -0-           -0-   $2,321(6)
Robert A. Orban(7)
Chief Engineer             2000    $93,910(8)      -0-           -0-       -0-

Greg J. Ogonowski
VP of New Product
Development                2000    $17,308(9)      -0-           -0-       -0-

James Seemiller
CFO and VP of
Sales, Marketing and New
Development                2000    $41,646(10)     -0-           -0-       -0-

(1) On July 7, 2000 the Board of Directors declared a 100 percent stock dividend of one share of common stock for each share held, payable on August 15, 2000 to all shareholders of record as of the close of business on July 31, 2000. All references with regard to number of shares of common stock have been restated to reflect the stock dividend.
(2) Mr. Brentlinger joined the Company on June 28, 1999, at an annual salary of $125,000 in accordance with the June 23, 1999 stock purchase agreement. The Company has a one-year employment agreement with Mr. Brentlinger that commenced on March 1, 2001. Pursuant to this agreement, Mr. Brentlinger is employed on a full-time basis as the Company's President, Chief Executive Officer and Chief Operating Officer. His annual base salary under the agreement is $175,000 per year.
(3) Bonus for vacation and sick time not used during the calendar year. It is the policy of the Company that any employee who has not used all of their vacation by the end of the calendar year will be paid the unused portion in January of the following year. It is also the policy of the Company that any employee that has used less than three days of sick time by the end of the calendar year will be paid the unused portion in January of the following year.
(4) On September 30, 1999, in accordance with the June 23, 1999 stock purchase agreement, the Company granted Mr. Brentlinger the following two options:
     a) An option to purchase 342,500 shares of common stock of the Company for a purchase price of $1.25 per share, for a total of $428,125. Mr. Brentlinger fulfilled his obligation to purchase the shares on February 8, 2001.
     b) A 5-year option to purchase 1,000,000 shares of the Company's common stock for $1.25 per share for a total of $1,250,000. This option expires on September 30, 2004.
(5) Mr. Clarkson served as the Company's President and CEO from January 2, 1998 until June 28, 1999. Mr. Clarkson entered into a three-year employment agreement with the Company on June 23, 1999 at an annual salary of $66,456.

(6) Annual fee paid to Mr. Clarkson by the Company for personal guarantee of a Company loan.
(7) Mr. Orban entered into a five-year employment agreement with the Company that commenced on May 31, 2000 at an annual salary of $178,566.
(8)  Mr. Orban's compensation from May 31, 2000 to December 31, 2000.
(9) Mr. Ogonowski's compensation from November 13, 2000 to December 31, 2000. He was employed by the Company beginning on November 13, 2000 at an annual salary of $150,000.
(10) Mr. Seemiller's compensation from September 1, 2000 to December 31, 2000. He was employed by the Company beginning on September 1, 2000 at an annual salary of $108,000. The Company also pays annual consulting fees of $24,000 that are paid to ATB Broadcasting Corporation, a corporation owned by Mr. Seemiller.

Compensation of Directors

During the year ended December 31, 2000, outside Directors were paid a total of $1,000 in compensation for attending board meetings. Outside directors receive $100 for each board meeting and committee meeting attended, either in person or by telephone.

Employee Pension Plan

The Company sponsors the CRL, INC. 401(K) PROFIT SHARING PLAN (the "Plan") for the benefit of all employees meeting certain eligibility requirements. Under the Plan, participants are permitted to make pre-tax contributions to their plan accounts. The Company will match 50% of a participant's contributions up to a maximum Company matching contribution of 3% of a participant's annual compensation. Total annual contributions to a participant's account may not exceed 25% of annual compensation. In addition, the Company, at its sole discretion, may make an annual profit sharing contribution to the Plan out of its current or accumulated profits. The annual contribution, if any, is allocated to participants based upon each participant's annual compensation.
The Company has not made an annual contribution and currently has no plans to do so.

Stock Purchase Plan

The Company has an employee stock purchase plan which is offered to substantially all employees, including officers. Participation in this plan is voluntary. Employees may purchase the Company's common stock through payroll deductions not to exceeding $50 per week. Shares are purchased at the market price, by a non-affiliated dealer on the open market. During 2000, no employees participated in this plan.

Stock Options

In May 1994, the Company's stockholders approved the Company's 1994 Stock Option Plan, which set aside an aggregate of 120,000 shares of common stock for which options may be granted to employees, officers, directors, and consultants.
There are no options outstanding to this group at this time.

Employment Contracts

The Company has a three-year employment agreement with Gary Clarkson that commenced June 23, 1999. Pursuant to this agreement, Mr. Clarkson is employed on a full-time basis as an Advanced Product Engineer and is to be paid a salary of $66,456 per year.

The Company and Robert A. Orban entered into an employment agreement effective as of May 31, 2000. The agreement has a five-year term, but may be terminated earlier by either party under various circumstances. Pursuant to this agreement, Mr. Orban is employed on a full-time basis as Chief Engineer of our wholly-owned subsidiary, CRL Systems, Inc. dba Orban ("Orban"). His annual base salary under the agreement is approximately $178,560, subject to increase annually based upon change in the consumer price index. Mr. Orban may also receive an annual bonus based upon a percentage of the Net Sales of Orban products (as those terms are defined in the agreement) during a fiscal year. The agreement includes provisions relating to other customary employee benefits, the confidentiality of proprietary Company information, and the assignment to the Company of inventions conceived of or developed by Mr. Orban during the term of the Agreement.

The Company has a one-year employment agreement with Charles Jayson Brentlinger that commenced on March 1, 2001. Pursuant to this agreement, Mr. Brentlinger is employed on a full-time basis as the Company's President, Chief Executive Officer and Chief Operating Officer. His annual base salary under the agreement is $175,000 per year. The agreement includes provisions relating to other customary employee benefits and the confidentiality of proprietary Company information.

The Company has a one-year employment and consulting agreement with James Seemiller and ATB Broadcasting Corporation, a corporation owned by Mr. Seemiller, that commenced on March 9, 2001. Pursuant to this agreement, Mr. Seemiller is employed on a full-time basis as the Company's Chief Financial Officer and Vice President of Sales, Marketing and New Business Development. His annual base salary under the agreement is approximately $111,000 per year. Also, pursuant to this agreement, annual consulting fees of $24,000 are paid to ATB Broadcasting Corporation.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

A. Security Ownership of Certain Beneficial Owners
As of April 30, 2001, the following persons were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

Name and Address of                  Amount and Nature of          Percent
Beneficial Owner                     Beneficial Owner(1)           of Class(2)

Charles Jayson Brentlinger(3)              840,124                 36.59%
     of
Circuit Research Labs, Inc.
2522 West Geneva Drive
Tempe, Arizona 85282

Glenn Serafin                              115,000                  5.01%
     of
Serafin Bros., Inc.
P.O. Box 262888
Tampa, Florida 33685

(1) On July 7, 2000 the Board of Directors declared a 100 percent stock dividend of one share of common stock for each share held, payable on August 15, 2000 to all shareholders of record as of the close of business on July 31, 2000. Unless otherwise noted, all references with regard to number of shares of common stock have been restated to reflect the stock dividend.
(2)  On the basis of 2,296,022 shares outstanding on April 30, 2001.
(3) Mr. Brentlinger has a 5-year option to purchase 1,000,000 shares of the Company's common stock for $1.25 per share for a total of $1,250,000. This option expires on September 30, 2004.


B. Security Ownership of Management
The stock ownership by directors and officers of the Company as of April 30, 2001 is set forth below. Each person named exercises sole voting power over all shares beneficially owned.

Name and Address of                  Amount and Nature of          Percent
Beneficial Owner                     Beneficial Owner              of Class(1)

Charles Jayson Brentlinger(2)              840,124                 36.59%
Robert A. Orban                             16,600                   *
Greg J. Ogonowski                            6,666                   *
Gary D. Clarkson                                 0                   *
Carl E. Matthusen                                0                   *
Phillip T. Zeni                                  0                   *
James Seemiller                                  0                   *
William R. Devitt                                0                   *
Officers and directors as a group          863,390                 37.60%
 (8 persons)

 *   Represents less than 1 percent.
(1)  On the basis of 2,296,022 shares outstanding on April 30, 2001.
(2) Mr. Brentlinger has a 5 year option to purchase 1,000,000 shares of the Company's common stock for $1.25 per share for a total of $1,250,000. This option expires on September 30, 2004.

                          OTHER MATTERS

Management knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                     THE BOARD OF DIRECTORS

Dated: May 25, 2001

                                   APPENDIX A
                           CHARTER OF AUDIT COMMITTEE

                Board of Directors of Circuit Research Labs, Inc.
                             Audit Committee Charter

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Circuit Research Labs, Inc. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

                       Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of Nasdaq Stock Exchange. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

The Committee shall meet as frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

   Recommending to the Board the independent auditors to be nominated for shareholder approval to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

   Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

   Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take appropriate actions to oversee and satisfy itself as to the auditors' independence.

   Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB.

   Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

   Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

   Discussing with a representative of management and the independent  auditors:
   (1) the interim financial information contained in the Company's Quarterly Report on Form 10-QSB prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

   Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

   Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

   Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

   The Committee also will review the annual management letter with the independent auditors, review and approve audit fees and/or other financial consultant's fees and approve financial press releases.


The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

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                                                               [FRONT]
                 PROXY                                                                                                PROXY

                                                     CIRCUIT RESEARCH LABS, INC.
                                            2522 W. GENEVA DRIVE    TEMPE, ARIZONA 85282
                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                 The undersigned shareholder of CIRCUIT RESEARCH LABS, INC. (the "Company") hereby appoints each of Charles Jayson Brentlinger and Gary Clarkson as proxy, with full power of substitution, and authorizes each of them to represent the undersigned at the Annual Meeting of Shareholders of the Company, to be
                 held June 19, 2001, and any adjournment thereof and authorizes them to vote at such meeting, as designated on this form, all of the shares of common stock of the Company held of record by the undersigned on the record date for such meeting.

                               PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT
                                                      IN THE ENCLOSED ENVELOPE.

                                            (Continued and to be signed on reverse side.)

------------------------------------------------------------------------------------------------------------------------------------
                                                               [BACK]

                                                     CIRCUIT RESEARCH LABS, INC.
                                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [example of a marked oval]
1.  Election of Directors -                             For   Withhold  For All
    Nominee(s):                                         All      All    Except*
    01 Charles Jayson Brentlinger 02 Gary D. Clarkson                               In their discretion, the proxies are authorized
    03 Carl E. Matthusen          04 Robert A. Orban    [oval]  [oval]  [oval]      to vote upon such other business as may properly
    05 Phillip T. Zeni                                                              come before the meeting.


* (INSTRUCTION: To withhold authority to vote for any                               SIGNATURE(S)______________________  DATE________
individual nominee, strike a line through the nominee's
name in the list above.
                                                                                    SIGNATURE(S)______________________  DATE________

                                                                                    NOTE: Please sign exactly as the name appears on
                                                                                    this card. Joint owners should each sign. When
                                                                                    signing other than in an individual capacity,
                                                                                    please fully describe such capacity. Each
                                                                                    signatory hereby revokes all proxies heretofore
                                                                                    given to vote at said meeting and any
                                                                                    adjournment or postponement thereof.

                                          -- FOLD AND DETACH HERE --

                               PLEASE MARK, SIGN, AND DATE THIS PROXY CARD PROMPTLY
                                          USING THE ENCLOSED ENVELOPE.